Exhibit 10.3

RESTRICTED STOCK UNIT TERMS
FOR LEADER SHARES GRANT
UNDER THE MERCK & CO., INC. 2007 INCENTIVE STOCK PLAN

This is a summary of the terms applicable to the Restricted Stock Unit (RSU) Award specified on this document. Different terms may apply to any prior or future RSU Awards.

These Restricted Stock Unit Terms apply to the 2007 Leader Shares Restricted Stock Unit Grant. They may be amended by the Merck Compensation and Benefits Committee of the Board of Directors as permitted by the ISP.

I. GENERAL INFORMATION

A. Restricted Period. The Restricted Period is the period during which this RSU Award is restricted and subject to forfeiture. The Restricted Period begins on the Grant Date and ends on the earlier of (a) the third anniversary of the Grant Date and (b) a Change in Control, as such term is defined Change in Control Separation Benefits Plan. If RSUs are considered “deferred compensation” subject to the American Jobs Creation Act of 2004 (the “AJCA”), the definition of Change in Control will be modified to the extent necessary to comply with the AJCA.

B. Dividend Equivalents. During the Restricted Period, dividend equivalents will be paid to the holder (“you”) around the same time dividends, if any, are paid by the Company on Merck Common Stock. Any payment of dividend equivalents will be reduced to the extent necessary for the Company to satisfy any tax or other withholding obligations. No voting rights apply to this RSU Award.

C. Distribution. Upon the expiration of the Restricted Period if you are then employed, you will be entitled to receive a number of shares of Merck common stock equal to the number of RSUs that have become unrestricted. Prior to distribution, you must deliver to the Company an amount the Company determines to be sufficient to satisfy any amount required to be withheld, including applicable taxes. The Company may, in its sole discretion, withhold from the RSU Award distribution a number of shares to pay applicable withholding (including taxes).

II. TERMINATION OF EMPLOYMENT

If your employment with the Company is terminated during the Restricted Period, your right to this RSU Award will be determined according to the terms in this Section II.

A. General Rule. If your employment is terminated during the Restricted Period for any reason other than those specified in the following paragraphs, this RSU Award will be forfeited on the date your employment ends.

B. Separation. If your employment is terminated during the Restricted Period and the Company determines that such termination resulted from the elimination of your job or the sale of your subsidiary, division or joint venture, a pro rata portion (based on the number of completed months held) will be distributed as soon as possible after such separation date. The remainder will be forfeited on the date your employment ends.

C. Retirement. If you terminate employment during the Restricted Period by retirement (including early and disability retirement) (“Retirement”) on or after the one-year anniversary of the Grant Date, then a pro rata portion (based on the number of completed months held prior to the Retirement date) of this Award shall be distributed as soon as possible after such Retirement.. If your Retirement occurs before the one-year anniversary of the Grant Date, then this RSU Award will be forfeited on the date your employment ends.

D. Death. If you die during the Restricted Period, a pro rata portion of this RSU Award (based on the number of completed months held) will be distributed to your estate as soon as possible after your death.

E. Misconduct. If your employment is terminated as a result of your deliberate, willful or gross misconduct, this RSU Award will be forfeited immediately upon your receipt of notice of such termination.

F. Joint Venture. Employment with a joint venture or other entity in which the Company has a significant business or ownership interest is not considered termination of employment for purposes of this RSU Award. Such employment must be approved by, and contiguous with employment by, the Company, as described more fully in the Rules and Regulations. The terms set out in paragraphs A-E above apply to this RSU Award while you are employed by the joint venture or other entity.

III. TRANSFERABILITY

This RSU Award is not transferable and may not be assigned or otherwise transferred.

This RSU Award is subject to the provisions of the 2007 Incentive Stock Plan and the Rules and Regulations thereunder.